   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                      JANUARY 2, 1997

                                  REGISTRATION NO. 333-02633

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


               POST-EFFECTIVE AMENDMENT NO. 1

                             to

                          FORM S-3
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933


                       AMR CORPORATION
   (Exact name of registrant as specified in its charter)
           DELAWARE                        75-1825172
 (State or other jurisdiction           (I.R.S. Employer
      of incorporation or              Identification No.)
         organization)

                       P.O. Box 619616
         DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616
                       (817) 963-1234
     (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


   ANNE H. MCNAMARA, ESQ.      JOHN B. BRADY,        Copy to:
 SENIOR VICE PRESIDENT AND       JR., ESQ.           ROHAN S.
      GENERAL COUNSEL           DEBEVOISE &     WEERASINGHE, ESQ.
      AMR CORPORATION             PLIMPTON          SHEARMAN &
      P.O. BOX 619616         875 THIRD AVENUE       STERLING
 DALLAS/FORT WORTH AIRPORT,    NEW YORK, NEW      599 LEXINGTON
      TEXAS 75261-9616           YORK 10022           AVENUE
       (817) 963-1234          (212) 909-6000     NEW YORK, NEW
                                                    YORK 10022
                                                  (212) 848-4000
 (Name, address, including ZIP code, and telephone number, including area code, of agents for service)

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number to the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                DEREGISTRATION OF SECURITIES

      AMR Corporation (the "Registrant") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-02633) originally filed with the Securities Exchange Commission on April 19, 1996 (the "Registration Statement"), hereby withdraws from registration under the Securities Act of 1933, as amended (the "Act"), 343 shares of its Common Stock, par value $1.00 per share (the "Common Stock"), registered under the Registration Statement.

                  REASON FOR DEREGISTRATION

      The Registrant called for redemption on May 20, 1996 (the "Redemption Date") all $1,020,356,000 principal amount of its outstanding 6 1/8% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures"). In lieu of having their Debentures redeemed, holders of the Debentures could opt to convert their Debentures into the Common Stock at any time prior to May 17, 1996 (the "Conversion Date"). By the end of the Conversion Date, the holders of $1,020,331,000 principal amount of the Debentures had elected conversion and had their Debentures converted into 12,915,556 shares of Common Stock (plus a small amount of cash in lieu of fractional shares). All of those 12,915,556 shares of Common Stock were registered on the Registration Statement. The Registrant redeemed the remaining $25,000 in principal amount on the Redemption Date. Thus, the Registrant is hereby withdrawing from registration under the Act 343 of the 12,915,899 shares of Common Stock registered under the Registration Statement.

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                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, AMR Corporation has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 2nd day of January, 1997.


                                        AMR CORPORATION

                                        By /s/ ANNE H. MCNAMARA
                                               Anne H. McNamara
                                               Senior Vice President and
                                               General Counsel


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  SIGNATURESTITLE
ROBERT L. CRANDALL*    Chairman of the Board,
                       President and Chief Executive
                       Officer; Director (Principal
                       Executive Officer)
GERARD J. ARPEY*       Senior Vice President and
                       Chief Financial Officer
                       (Principal Financial and
                       Accounting Officer)
DAVID L. BOREN*        Director
EDWARD A. BRENNAN*     Director             *By /s/ ANNE H. MCNAMARA
                                                    Anne H. McNamara
                                                   (Attorney-in-Fact)

                                             Date:  January 2, 1997
ARMANDO M. CODINA*     Director
CHRISTOPHER F. EDLEY*  Director
CHARLES T. FISHER,III* Director
EARL G. GRAVES*        Director
DEE J. KELLY*          Director
ANN D. MCLAUGHLIN*     Director
CHARLES H. PISTOR,JR.* Director
JOE M. RODGERS*        Director
MAURICE SEGALL*        Director